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              [PAUL, WEISS, RIFKIND, WHARTON & GARRISON LETTERHEAD]

                                February 28, 2000






ING Funds Trust
1475 Dunwoody Drive
West Chester, PA 19380

                                    Re:     ING Funds Trust
                                            File Nos. 333-59745/811-08895

Dear Sirs:

                  As counsel to the ING Funds Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 4 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the Securities Act of 1933, as amended, and it is proposed that it will become effective immediately upon filing pursuant to paragraph (b).

                  Based upon our review, we advise you that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

                  It is our opinion that the securities being registered will when sold, be legally issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 4 and consent to the reference to our firm as Counsel in Post-Effective Amendment No. 4 to Registration No. 333-59745.


                            Very truly yours,



                            /s/Paul, Weiss, Rifkind, Wharton & Garrison